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                                                                    EXHIBIT 22.1

                              PRESENT SUBSIDIARIES

                                                                                       PERCENTAGE
                                                                  STATE OR             OF VOTING
                                                               JURISDICTION OF         SECURITIES
                                                                INCORPORATION            OWNED
                                                               ---------------         ----------
Teradyne Assembly GmbH Ltd.................................    Germany                    100%
Teradyne Benelux, Inc. (Ltd.)..............................    Delaware                   100%
Teradyne Canada Limited....................................    Canada                     100%
Teradyne Control Automation, Inc...........................    Delaware                   100%
Teradyne GmbH..............................................    Germany                    100%
Teradyne Holdings, Inc.....................................    New Hampshire              100%
Teradyne Holdings Limited..................................    United Kingdom             100%
     Teradyne Limited......................................    United Kingdom             100%
Teradyne Hong Kong, Ltd....................................    Delaware                   100%
Teradyne International, Ltd................................    Barbados                   100%
Teradyne Ireland Limited...................................    Ireland                    100%
Teradyne Italia S.r.L......................................    Italy                      100%
Teradyne Japan, Ltd........................................    Delaware                   100%
     Teradyne K.K..........................................    Japan                      100%
Teradyne Korea, Ltd........................................    Delaware                   100%
Teradyne Leasing, Inc......................................    Massachusetts              100%
Teradyne Malaysia, Ltd.....................................    Delaware                   100%
Teradyne de Mexico, S.A. de C.V............................    Mexico                     100%
Teradyne Midnight Networks Inc.............................    Delaware                   100%
Teradyne Netherlands B.V...................................    Netherlands                100%
Teradyne Netherlands, Ltd..................................    Delaware                   100%
Teradyne Realty, Inc.......................................    Massachusetts              100%
Teradyne RSW Software, Inc.................................    Delaware                   100%
     RSW Software, Inc.....................................    Massachusetts              100%
Teradyne S.A...............................................    France                     100%
Teradyne Scandinavia, Inc..................................    Delaware                   100%
Teradyne Singapore, Ltd....................................    Delaware                   100%
Teradyne Software and Systems Test, Inc....................    Delaware                   100%
Teradyne Taiwan, Ltd.......................................    Delaware                   100%
Kinetrix, Inc..............................................    Delaware                    83%
Hammer Technologies, Inc...................................    Massachusetts              100%
Megatest Corporation.......................................    Delaware                   100%
     Megatest Limited......................................    United Kingdom             100%
     Megatest SARL.........................................    France                     100%
     Megatest GmbH.........................................    Germany                    100%
     Megatest H.K. Ltd.....................................    Hong Kong                  100%
     Teradyne Philippines Ltd..............................    California                 100%
     Megatest International Sales Corporation..............    Barbados                   100%
     Megatest Asia Pte. Ltd................................    Singapore                  100%
Softbridge, Inc............................................    Delaware                   100%
Zehntel Holdings, Inc......................................    California                 100%
1000 Washington, Inc.......................................    Massachusetts              100%
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